Exhibit H(24)

NINETEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED
SECURITIES LENDING AGENCY AGREEMENT
BETWEEN
MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS,

MASSMUTUAL ADVANTAGE FUNDS, MML SERIES INVESTMENT FUND,

and MML SERIES INVESTMENT FUND II
ON BEHALF OF THEIR RESPECTIVE INDIVIDUAL SERIES LISTED ON SCHEDULE A
AND
STATE STREET BANK AND TRUST COMPANY

This Nineteenth Amendment (this “Amendment”) dated December 1, 2021 is between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MASSMUTUAL ADVANTAGE FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A to the Agreement (as defined below), which may be amended from time to time, (each a “Fund” or “Lender” hereunder) and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) acting either directly or through its subsidiaries or affiliates.

Reference is made to a Second Amended and Restated Securities Lending Agency Agreement effective as of July 31, 2012, between the Funds and the Bank, as amended, and as in effect on the date immediately prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, each Fund and the Bank desire to add MassMutual Advantage Funds on behalf of each of its individual series, as listed on amended Schedule A, as a party to the Agreement; and

WHEREAS, each Fund and the Bank desire to amend Schedule A of the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.             Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.             Amendments.

(i)	MassMutual Advantage Funds on behalf of each of its individual series, as listed on amended Schedule A, is hereby added as a party to the Agreement.

(ii)	Schedule A (Schedule of Funds) to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule A attached to this Amendment.

3.             Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4.             Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

5.             Effective Date. This Amendment is effective as of the date first written above.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized.

MASSMUTUAL SELECT FUNDS	STATE STREET BANK AND TRUST COMPANY

By:	/s/ Renee Hitchcock	By:	/s/ Kevin Murphy

Name: Renee Hitchcock	Name: Kevin Murphy
Title: CFO and Treasurer	Title: Managing Director

MASSMUTUAL PREMIER FUNDS	MML SERIES INVESTMENT FUND

By:	/s/ Renee Hitchcock	By:	/s/ Renee Hitchcock

Name: Renee Hitchcock	Name: Renee Hitchcock
Title: CFO and Treasurer	Title: CFO and Treasurer

MASSMUTUAL ADVANTAGE FUNDS	MML SERIES INVESTMENT FUND II

By:	/s/ Renee Hitchcock	By:	/s/ Renee Hitchcock

Name: Renee Hitchcock	Name: Renee Hitchcock
Title: CFO and Treasurer	Title: CFO and Treasurer

SCHEDULE A

This Schedule is attached to and made part of the Second Amended and Restated Securities Lending Agency Agreement dated the 31st day of July, 2012 between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MASSMUTUAL ADVANTAGE FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A and STATE STREET BANK AND TRUST COMPANY, as amended.

MASSMUTUAL SELECT FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Blue Chip Growth Fund	04-3556992	30-Sep
MassMutual Diversified Value Fund	01-0821120	30-Sep
MassMutual Equity Opportunities Fund	04-3512590	30-Sep
MassMutual Fundamental Growth Fund	04-3512593	30-Sep
MassMutual Fundamental Value Fund	04-3584138	30-Sep
MassMutual Growth Opportunities Fund	04-3512589	30-Sep
MassMutual Mid Cap Growth Fund	04-3512596	30-Sep
MassMutual Mid Cap Value Fund	42-1710935	30-Sep
MassMutual Overseas Fund	04-3557000	30-Sep
MassMutual Small Cap Growth Equity Fund	04-3464205	30-Sep
MassMutual Small Cap Value Equity Fund	02-0769954	30-Sep
MassMutual Small Company Value Fund	04-3584140	30-Sep
MassMutual Strategic Bond Fund	26-0099965	30-Sep
MassMutual Total Return Bond Fund	27-2377446	30-Sep
MassMutual Select BlackRock Global Allocation Fund	27-1028263	30-Sep
MM MSCI EAFE® International Index Fund	45-5357167	30-Sep
MM Russell 2000® Small Cap Index Fund	45-5366542	30-Sep
MM S&P 500® Index Fund	04-3410047	30-Sep
MM S&P® Mid Cap Index Fund	45-5349772	30-Sep
MM Equity Asset Fund	81-3687454	30-Sep
MassMutual Select T. Rowe Price Bond Asset Fund	82-3301781	30-Sep
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	82-3289468	30-Sep
MassMutual Select T. Rowe Price International Equity Fund	82-3309453	30-Sep
MassMutual Select T. Rowe Price Large Cap Blend Fund	82-3553535	30-Sep
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	82-3598589	30-Sep
MassMutual Select T. Rowe Price Real Assets Fund	82-3369498	30-Sep
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	82-3569301	30-Sep
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund	82-3584058	30-Sep

MASSMUTUAL PREMIER FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Balanced Fund	04-3212054	30-Sep
MassMutual Core Bond Fund	04-3277549	30-Sep
MassMutual Disciplined Growth Fund	04-3539084	30-Sep
MassMutual Disciplined Value Fund	04-3539083	30-Sep
MassMutual Diversified Bond Fund	04-3464165	30-Sep
MassMutual Global Fund	51-0529334	30-Sep
MassMutual High Yield Fund	04-3520009	30-Sep
MassMutual Inflation-Protected and Income Fund	03-0532475	30-Sep
MassMutual International Equity Fund	04-3212044	30-Sep
MassMutual Main Street Fund	51-0529328	30-Sep
MassMutual Short-Duration Bond Fund	04-3212057	30-Sep
MassMutual Small Cap Opportunities Fund	04-3424705	30-Sep
MassMutual Strategic Emerging Markets Fund	26-3229251	30-Sep

MASSMUTUAL ADVANTAGE FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Emerging Markets Debt Blended Total Return Fund	47-3758432	30-Sep
MassMutual Global Credit Income Opportunities Fund	46-3119764	30-Sep
MassMutual Global Emerging Markets Equity Fund	82-5330194	30-Sep
MassMutual Global Floating Rate Fund	46-3133952	30-Sep

MML SERIES INVESTMENT FUND

Fund Series Name	Tax Identification No.	Tax Year End
MML Blue Chip Growth Fund	05-0633800	31-Dec
MML Equity Income Fund	03-0584493	31-Dec
MML Equity Index Fund	04-3365021	31-Dec
MML Focused Equity Fund	45-3612851	31-Dec
MML Foreign Fund	05-0633812	31-Dec
MML Fundamental Equity Fund	45-3612938	31-Dec
MML Fundamental Value Fund	27-2959469	31-Dec
MML Global Fund	05-0633810	31-Dec
MML Growth & Income Fund	05-0633799	31-Dec
MML Income & Growth Fund	05-0633797	31-Dec
MML International Equity Fund	46-4257056	31-Dec

MML Large Cap Growth Fund	05-0633801	31-Dec
MML Managed Volatility Fund	04-3513013	31-Dec
MML Mid Cap Growth Fund	05-0633806	31-Dec
MML Mid Cap Value Fund	05-0633805	31-Dec
MML Small Cap Growth Equity Fund	04-3464208	31-Dec
MML Small Company Value Fund	26-4101700	31-Dec
MML Small/Mid Cap Value Fund	05-0633808	31-Dec
MML Total Return Bond Fund	27-2959552	31-Dec

MML SERIES INVESTMENT FUND II

Fund Series Name	Tax Identification No.	Tax Year End
MML Blend Fund	04-2808313	31-Dec
MML Dynamic Bond Fund	47-3529636	31-Dec
MML Equity Fund	04-2476032	31-Dec
MML Equity Momentum Fund	47-3517233	31-Dec
MML Equity Rotation Fund	47-3544629	31-Dec
MML High Yield Fund	27-1932691	31-Dec
MML Inflation-Protected and Income Fund	11-3646937	31-Dec
MML iShares® 60/40 Allocation Fund	86-3124895	31-Dec
MML iShares® 80/20 Allocation Fund	86-3159016	31-Dec
MML Managed Bond Fund	04-2741778	31-Dec
MML Short-Duration Bond Fund	27-1932589	31-Dec
MML Small Cap Equity Fund	04-3420558	31-Dec
MML Special Situations Fund	47-3559064	31-Dec
MML Strategic Emerging Markets Fund	26-2997645	31-Dec